HAMILTON LANE INCORPORATED REPORTS THIRD QUARTER FISCAL 2022 RESULTS, WITH MANAGEMENT & ADVISORY FEES GROWING BY 6% AND ASSETS UNDER MANAGEMENT GROWING BY 29% YEAR-OVER-YEAR

CONSHOHOCKEN, PENN. – February 1, 2022 – Leading private markets asset management firm Hamilton Lane Incorporated (NASDAQ: HLNE) today reported its results for the third fiscal quarter ended December 31, 2021.

THIRD QUARTER FISCAL 2022 HIGHLIGHTS

•Assets under management – Total assets under management of $98.1 billion grew 29% year-over-year. Fee-earning assets under management increased 15% to $46.1 billion over the same period.

•Revenue – Management and advisory fees of $79.8 million for the quarter represents growth of 6% versus the prior year period.

•Carried Interest – Unrealized carried interest balance of $1.1 billion was up 114% year-over-year.

•Earnings per share – GAAP EPS of $1.40 on $51.8 million of GAAP net income for the quarter.

•Dividend – Declared a quarterly dividend of $0.35 per share of Class A common stock to record holders at the close of business on March 15, 2022 that will be paid on April 6, 2022. The target full-year dividend of $1.40 represents a 12% increase from the prior fiscal year dividend.

Hamilton Lane issued a full detailed presentation of its third quarter fiscal 2022 results, which can be accessed by clicking here.

Hamilton Lane CEO Mario Giannini commented: “We remain encouraged with the steady growth of our firm as evidenced by the results this quarter. The strong growth in our evergreen platform alongside our institutional offerings illustrates that we are executing well across the entirety of our business. Our resiliency, innovative mindset and award-winning culture have served us well to date, and we will continue to lean into these qualities to expand on our leading position in this asset class.”

Conference Call
Hamilton Lane will discuss third quarter fiscal 2022 results in a webcast and conference call today, Tuesday, February 1, 2022, at 11:00 a.m. Eastern Time. The call will be broadcast live via a webcast, which may be accessed on the Shareholders page of Hamilton Lane’s website.

To listen to the conference call and in order to ask questions, attendees may pre-register by clicking here and using the conference ID 5198710. After registration,

attendees will receive an email with dial-in details. Anyone experiencing trouble accessing the call in this manner may dial (888) 869-1189 or (706) 643-5902 for assistance.

A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Shareholders page of Hamilton Lane’s website.

About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading private markets investment management firm providing innovative solutions to sophisticated investors around the world. Dedicated exclusively to private markets investing for 30 years, the firm currently employs more than 520 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has $851.0 billion in assets under management and supervision, composed of $98.1 billion in discretionary assets and $752.9 billion in advisory assets, as of December 31, 2021. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on LinkedIn: https://www.linkedin.com/company/hamilton-lane/.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with pursuing new lines of business or entering into strategic partnerships; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the

“Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as amended, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Investor Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026

Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 240 888 4078

1Hamilton Lane l Global Leader in the Private Markets Fiscal Year 2022 Third Quarter Results Earnings Presentation - February 1, 2022

2Hamilton Lane l Global Leader in the Private Markets Today's Speakers Atul Varma Chief Financial Officer Mario Giannini Chief Executive Officer Erik Hirsch Vice Chairman John Oh Investor Relations Manager Brian Gildea Global Head of Investments

3Hamilton Lane l Global Leader in the Private Markets Period Highlights Business Performance Financial Results Dividend • Assets under management and fee-earning assets under management were $98 billion and $46 billion, respectively, as of December 31, 2021, increases of 29% and 15%, respectively, compared to December 31, 2020 • Management and advisory fees increased 10% compared to the nine months ended December 31, 2020 USD in millions except per share amounts Q3 FY22 QTD Q3 FY22 YTD vs. Q3 FY21 YTD Management and advisory fees $79.8 $229.7 10 % GAAP net income $51.8 $132.2 127 % GAAP EPS $1.40 $3.59 102 % Adjusted net income1 $68.2 $187.9 97 % Non-GAAP EPS1 $1.27 $3.50 97 % Fee Related Earnings1 $36.9 $106.3 13 % Adjusted EBITDA1 $44.3 $134.0 13% • Declared a quarterly dividend of $0.35 per share of Class A common stock to record holders at the close of business on March 15, 2022 1Adjusted net income, non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 21 and 22 of this presentation.

4Hamilton Lane l Global Leader in the Private Markets Total Assets Under Management/Advisement ($B) Total AUA Total AUM 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $0 $200 $400 $600 $800 $1,000 CAGR: 21% Y-o-Y Growth AUM: 29 % AUA: 30% $851B AUM & AUA Growing Asset Footprint & Influence $36 $51 $77 $79 $95 $81 $129 $147 $147 $189 $205 $292 $374 $410 $422 $6 $7 $11 $13 $16 $19 $22 $24 $30 $32 $35 $40 $50 $59 1Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. 1 $ 753 $ 98 $66 $581 $76

5Hamilton Lane l Global Leader in the Private Markets Total Fee-Earning Assets Under Management ($B) $18 $21 $22 $25 $26 $25 $28 $9 $10 $11 $14 $16 $15 $18 Customized Separate Accounts Specialized Funds Mar-17 Mar-18 Mar-19 Mar-20 Mar-21 Dec-20 Dec-21 $0 $10 $20 $30 $40 $50 Fee-Earning AUM growth continues and annual fee rates are stable CAGR: 12% Total Management Fee Revenues as a % of Average FEAUM Fee-Earning AUM Driving Revenues *Numbers may not tie due to rounding 1Reflects retroactive fees of $10.8M from latest secondary fund Y-o-Y Drivers of Growth Customized Separate Accounts: • New client wins • Client re-ups Specialized Funds: • Closed 5th secondary fund and 6th credit-oriented fund • Fundraising 5th direct equity fund, 7th credit-oriented fund, 2nd impact fund, infrastructure fund, and evergreen funds .56%.55%.56% .56% .60% .58%1 $39 $40 $27 $31 $34 $42 $46

6Hamilton Lane l Global Leader in the Private Markets AUM & AUA Drivers Customized Separate Accounts Specialized Funds Advisory Services Diverse mix of existing and prospective clients seeking to further or establish relationships with Hamilton Lane Typically larger clients with wide- ranging mandates which include technology-driven reporting, monitoring and analytics services and consulting services; opportunity set continues to be robust • $3.3B year-over-year increase in FEAUM • +80% of our gross contributions during the last 12 months came from existing clients • $2.5B year-over-year increase in FEAUM • Closings during Q3 FY22: ◦ Direct equity fund: $142M • $172B year-over-year increase in AUA AUM AUA Select funds in market: • Direct equity fund • Credit-oriented fund • Evergreen fund • Infrastructure fund • Impact fund

AUM Breakout

Trailing 3Y Private Markets Fundraising [1]



100%
75%
50%
25%
—%
2016
2017
2018
2019
2020
2021
Private Equity
Private Credit
Real Assets

HLNE Discretionary AUM [2, 3, 4]



2016
Real Assets, 18%
Private Credit, 14%
Private Equity, 68%
Current
Real Assets, 12%
Private Credit, 14%
Private Equity, 74%

[1] Source: Cobalt, Pitchbook
[2] For purposes of this chart, HLNE Discretionary Assets Under Management ("AUM") includes all investments managed by Hamilton Lane for which Hamilton Lane retains a level of discretion for the investment decisions. AUM equals assets under management for active accounts. AUM is equal to market value plus unfunded commitments. AUM calculation does not include authorized to invest amounts ("ANI"). ANI can only be attributed to commingled fund-of-funds and separate accounts, cannot be attributed to underlying investments and therefore is not included in the total AUM calculation on this slide.
[3] Private Equity includes all primary and secondary fund investments with an underlying investment strategy of corporate finance/buyout, growth equity, venture capital, special situations (equity), or secondaries, as well as direct investments with an underlying equity security. Private Credit includes all primary and secondary fund investments with an investment strategy of direct lending, distressed debt, mezzanine, special situations (debt), as well as direct investments with an underlying credit security. Real Assets includes all primary, secondary and direct investments with an investment strategy of infrastructure, natural resources, or real estate.
[4] Current is as of 12/31/21

Hamilton Lane | Global Leader in the Private Markets

7

8Hamilton Lane l Global Leader in the Private Markets Financial Highlights

Consolidated Revenue

Strong revenue growth across management and advisory fees

Management and Advisory Fees


YTD
Y-o-Y Growth: 10%
USD in Millions
$209
$230
Q3 FY21
Q3 FY22


Long-Term Growth
CAGR: 13%
USD in Millions
$158
$289
FY16
FY21

- Recurring management and advisory fees represented an average of just under 90% of total revenues over the past five fiscal years
- Y-o-Y increase of 10%
- $0.2 million in retroactive fees from our latest direct equity fund in the quarter

Incentive Fees


YTD
Y-o-Y Growth: 25%
USD in Millions
$30
$37
Q3 FY21
Q3 FY22


Long-Term Growth
CAGR: 18%
USD in Millions
$23
$52
FY16
FY21

- Incentive fees derived from a highly diversified pool of assets and funds
- Unrealized carried interest of $1,064M as of 12/31/21 diversified across 3,000+ assets and nearly 90 funds
- Timing of realizations unpredictable

Total Revenues


YTD
Y-o-Y Growth: 12%
USD in Millions
$239
$267
Q3 FY21
Q3 FY22


Long-Term Growth
CAGR: 14%
USD in Millions
$181
$342
FY16
FY21

- Total revenues increased by 12%, driven by recurring management and advisory fee growth across core offerings

Hamilton Lane I Global Leader in the Private Markets
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10Hamilton Lane l Global Leader in the Private Markets Unrealized Carried Interest Period Ending Ve hi cl es USD in M illions Unrealized Carried Interest $409 $497 $1,064 63 70 88 Unrealized Carried Interest Vehicles in Unrealized Carry Position Dec-19 Dec-20 Dec-21 0 20 40 60 80 100 120 $0 $250 $500 $750 $1,000 $1,250 Unrealized Carry by Age < 5 years 44% 5-8 years 41% 8-12 years 12% > 12 years 3%

Consolidated Earnings

Profitability stable and growing

Net Income Attributable to HLI

YTD


Y-o-Y Growth: 127%
USD in Millions
$58
$132
Q3 FY21
Q3 FY22

Long-Term Growth


USD in Millions
N/A[1]
$98
FY16
FY21

- $52M in net income attributable to HLI for the quarter

Adjusted EBITDA[2]

YTD


Y-o-Y Growth: 13%
USD in Millions
$118
$134
Q3 FY21
Q3 FY22

Long-Term Growth


CAGR: 20%
USD in Millions
$68
$168
FY16
FY21

- Y-o-Y increase of 13% driven by growth in both management and advisory fees and incentive fees

Fee Related Earnings[2]

YTD


Y-o-Y Growth: 13%
USD in Millions
$94
$106
Q3 FY21
Q3 FY22

Long-Term Growth


CAGR: 13%
USD in Millions
$70
$130
FY16
FY21

- Y-o-Y growth of 13%
- Long-term double digit growth in Fee Related Earnings

[1]Prior to our IPO, HLI was a wholly-owned subsidiary of HLA with no operations or assets.
[2]Adjusted EBITDA and Fee Related Earnings are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 21 and 22 of this presentation.

Hamilton Lane I Global Leader in the Private Markets
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12Hamilton Lane l Global Leader in the Private Markets Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage... US D in M ill io ns Investments $120 $137 $154 $208 $374 $492 Mar-17 Mar-18 Mar-19 Mar-20 Mar-21 Dec-21 $0 $100 $200 $300 $400 $500 • For 12/31/21, the total investment balance consisted of: ◦ ~$311M in equity method investments in our funds ◦ ~$180M in technology related and other investments • Modest leverage • $147M of debt as of 12/31/21 US D in M ill io ns Leverage $74 $163 $147 Dec-20 Mar-21 Dec-21 $0 $50 $100 $150 $200

13Hamilton Lane l Global Leader in the Private Markets Appendix

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended December 31, 2020	2021	% Change	Nine Months Ended December 31, 2020	2021	% Change
Management and advisory fees	$75,279	$79,836	6 %	$208,913	$229,653	10 %
Incentive fees	8,680	10,490	21 %	12,512	34,217	173 %
Consolidated variable interest entities related:						
Incentive fees	624	1,378	121 %	17,333	3,149	(82)%
Total revenues	**84,583**	**91,704**	**8 %**	**238,758**	**267,019**	**12 %**
Compensation and benefits	28,536	34,004	19 %	93,914	94,028	0 %
General, administrative and other	13,328	16,332	23 %	34,978	48,742	39 %
Consolidated variable interest entities related:						
General, administrative and other	—	322	N/A	—	952	N/A
Total expenses	**41,864**	**50,658**	**21 %**	**128,892**	**143,722**	**12 %**
Equity in income of investees	12,138	12,924	6 %	10,938	60,181	450 %
Interest expense	(468)	(1,157)	147 %	(1,448)	(3,488)	141 %
Interest income	658	26	(96)%	775	488	(37)%
Non-operating income	6,229	37,043	495 %	6,830	65,500	859 %
Consolidated variable interest entities related:						
Equity in (loss) income of investees	(215)	(298)	39 %	(2,239)	170	N/A
Unrealized income	—	2,135	N/A	—	1,067	N/A
Interest expense	—	(4)	N/A	—	(4)	N/A
Total other income (expense)	**18,342**	**50,669**	**176 %**	**14,856**	**123,914**	**734 %**
Income before income taxes	**61,061**	**91,715**	**50 %**	**124,722**	**247,211**	**98 %**
Income tax expense	6,429	11,519	79 %	20,522	37,515	83 %
Net income	**54,632**	**80,196**	**47 %**	**104,200**	**209,696**	**101 %**
Less: (Loss) income attributable to non-controlling interests in general partnerships	(68)	(119)	75 %	(346)	167	N/A
Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	21,497	26,181	22 %	46,283	76,849	66 %
Less: Income attributable to redeemable non-controlling interests in Hamilton Lane Alliance Holdings I, Inc.	—	2,285	N/A	—	519	N/A
Net income attributable to Hamilton Lane Incorporated	**$33,203**	**$51,849**	**56 %**	**$58,263**	**$132,161**	**127 %**
Basic earnings per share of Class A common stock	$0.96	$1.44	50 %	$1.79	$3.64	103 %
Diluted earnings per share of Class A Common stock	$0.96	$1.40	46 %	$1.78	$3.59	102 %
Weighted-average shares of Class A common stock outstanding - basic	34,478,437	36,902,741		32,567,754	36,375,797	
Weighted-average shares of Class A common stock outstanding - diluted	34,751,392	53,744,144		32,807,948	53,707,401	

Hamilton Lane I Global Leader in the Private Markets

14

Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2021	% Change	Nine Months Ended December 31, 2020	Nine Months Ended December 31, 2021	% Change
Adjusted EBITDA[1]						
Management and advisory fees	$75,279	$79,836	6 %	$208,913	$229,653	10 %
Total expenses	41,864	50,658	21 %	128,892	143,722	12 %
Less:						
Incentive fee related compensation[2]	(4,408)	(5,609)	27 %	(13,828)	(17,685)	28 %
SPAC related general, administrative and other expenses	—	(309)	N/A	—	(868)	N/A
Non-operating income related compensation	—	(1,790)	N/A	—	(1,790)	N/A
Management fee related expenses	37,456	42,950	15 %	115,064	123,379	7 %
Fee Related Earnings	**$37,823**	**$36,886**	**(2)%**	**$93,849**	**$106,274**	**13 %**
Fee Related Earnings Margin	**50 %**	**46 %**		**45 %**	**46 %**	
Incentive fees	9,304	11,868	28 %	29,845	37,366	25 %
Incentive fees attributable to non-controlling interests	(25)	(59)	136 %	(735)	(134)	(82)%
Incentive fee related compensation[2]	(4,408)	(5,609)	27 %	(13,828)	(17,685)	28 %
Non-operating income related compensation	—	(1,790)	N/A	—	(1,790)	N/A
Interest income	658	26	(96)%	775	488	(37)%
Equity-based compensation	1,759	1,711	(3)%	5,310	5,706	7 %
Depreciation and amortization	1,005	1,292	29 %	2,982	3,744	26 %
Adjusted EBITDA	**$46,116**	**$44,325**	**(4)%**	**$118,198**	**$133,969**	**13 %**
Adjusted EBITDA Margin	**55 %**	**48 %**		**50 %**	**50 %**	
Non-GAAP earnings per share[1]						
Net income attributable to Hamilton Lane Incorporated	**$33,203**	**$51,849**	**56 %**	**$58,263**	**$132,161**	**127 %**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	21,497	26,181	22 %	46,283	76,849	66 %
Income tax expense	6,429	11,519	79 %	20,522	37,515	83 %
Adjusted pre-tax net income	**61,129**	**89,549**	**46 %**	**125,068**	**246,525**	**97 %**
Adjusted income taxes[3]	(14,488)	(21,312)	47 %	(29,641)	(58,673)	98 %
Adjusted net income	**$46,641**	**$68,237**	**46 %**	**$95,427**	**$187,852**	**97 %**
Adjusted shares outstanding[4]	**53,663,491**	**53,744,144**		**53,620,937**	**53,707,401**	
Non-GAAP earnings per share	**$0.87**	**$1.27**	**46 %**	**$1.78**	**$3.50**	**97 %**

[1] Adjusted EBITDA and Non-GAAP earnings per share are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see page 21.
[2] Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
[3] Represents corporate income taxes at our estimated statutory tax rate of 23.8% and 23.7% for the three and nine month periods ended December 31, 2021 and 2020, respectively, applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.
[4] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane I Global Leader in the Private Markets
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16Hamilton Lane l Global Leader in the Private Markets Management and Advisory Fees Three Months Ended December 31, Nine Months Ended December 31, (Dollars in thousands) 2020 2021 % Change 2020 2021 % Change Management and advisory fees Specialized funds $38,155 $38,233 0% $102,103 $107,935 6 % Customized separate accounts 23,285 25,982 12% 70,600 75,416 7 % Advisory 6,618 6,119 (8) % 19,928 18,781 (6) % Reporting and other 2,673 5,992 124% 8,093 16,983 110 % Distribution management 2,827 3,170 12% 5,291 9,313 76 % Fund reimbursement revenue 1,721 340 (80) % 2,898 1,225 (58) % Total management and advisory fees $75,279 $79,836 6% $208,913 $229,653 10 % Reporting and other: 12% Customized separate accounts: 33% Specialized funds: 47% Advisory: 8% Nine Months Ended December 31, 2021

17Hamilton Lane l Global Leader in the Private Markets Incentive Fees Three Months Ended December 31, Nine Months Ended December 31, (Dollars in thousands) 2020 2021 % Change 2020 2021 % Change Incentive fees Secondary Fund II $638 $209 (67) % $919 $239 (74) % Co-investment Fund II 624 1,378 121% 17,333 3,149 (82) % Other specialized funds 5,540 6,556 18% 8,488 23,664 179 % Customized separate accounts 2,502 3,725 49% 3,105 10,314 232 % Incentive fees $9,304 $11,868 28% $29,845 $37,366 25 % As of December 31, 2020 September 30, 2021 December 31, 2021 YoY Change % QoQ Change % Allocated carried interest Secondary Fund II $1,907 $821 $638 (67) % (22) % Secondary Fund III 30,204 31,779 32,839 9% 3 % Secondary Fund IV 69,908 138,583 150,561 115% 9 % Secondary Fund V 15,961 80,654 115,378 623% 43 % Co-investment Fund II 21,064 22,033 18,352 (13) % (17) % Co-investment Fund III 68,839 120,189 108,072 57% (10) % Co-investment Fund IV 25,437 108,213 131,001 415% 21 % Other specialized funds 98,933 170,556 172,382 74% 1 % Customized separate accounts 165,130 316,814 335,207 103% 6 % Total allocated carried interest $497,383 $989,642 $1,064,430 114% 8%

18Hamilton Lane l Global Leader in the Private Markets Assets Under Management (Dollars in millions) December 31, 2020 September 30, 2021 December 31, 2021 YoY Change % QoQ Change % Assets under management / advisement Assets under management $75,777 $96,042 $98,131 29% 2 % Assets under advisement 580,984 709,129 752,917 30% 6 % Total assets under management /advisement $656,761 $805,171 $851,048 30% 6 % Fee-earning assets under management Customized separate accounts Balance, beginning of period $24,588 $26,377 $27,390 11% 4 % Contributions 1,054 1,886 1,540 46% (18) % Distributions (759) (1,027) (719) (5) % (30) % Foreign exchange, market value and other 143 154 153 7% (1) % Balance, end of period $25,026 $27,390 $28,364 13% 4 % Specialized funds Balance, beginning of period $14,639 $16,384 $17,243 18% 5 % Contributions 916 1,070 770 (16) % (28) % Distributions (438) (270) (384) (12) % 42 % Foreign exchange, market value and other 50 59 76 52% 29 % Balance, end of period $15,167 $17,243 $17,705 17% 3 % Total Balance, beginning of period $39,227 $42,761 $44,633 14% 4 % Contributions 1,970 2,956 2,310 17% (22) % Distributions (1,197) (1,297) (1,103) (8) % (15) % Foreign exchange, market value and other 193 213 229 19% 8 % Balance, end of period $40,193 $44,633 $46,069 15% 3%

19Hamilton Lane l Global Leader in the Private Markets Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands except share and per share amounts) March 31, 2021 December 31, 2021 Assets Cash and cash equivalents $87,025 $78,838 Restricted cash 3,041 3,315 Fees receivable 29,202 47,085 Prepaid expenses 6,143 5,912 Due from related parties 2,495 2,016 Furniture, fixtures and equipment, net 23,308 29,229 Lease right-of-use assets, net 64,384 67,023 Investments 368,836 483,320 Deferred income taxes 251,949 249,004 Other assets 17,821 28,553 Assets of consolidated variable interest entities: Cash and cash equivalents 311 187 Investments held in trust 276,003 276,009 Investments 4,787 8,294 Other assets 1,214 668 Total Assets $1,136,519 $1,279,453 Liabilities, redeemable non-controlling interests and equity Accounts payable $2,173 $2,190 Accrued compensation and benefits 29,415 48,282 Accrued members' distributions 16,877 11,769 Accrued dividend 11,201 12,916 Debt 163,175 146,767 Payable to related parties pursuant to tax receivable agreement 194,764 187,252 Lease liabilities 75,281 83,720 Other liabilities (includes $17,381 and $16,477 at fair value) 36,122 31,560 Liabilities of consolidated variable interest entities: Other liabilities 17,310 16,122 Total liabilities 546,318 540,578 Redeemable non-controlling interests 276,000 276,000 Total equity 314,201 462,875 Total liabilities, redeemable non-controlling interests and equity $1,136,519 $1,279,453

20Hamilton Lane l Global Leader in the Private Markets Condensed Consolidated Statements of Cash Flows (Unaudited) Nine Months Ended December 31, (Dollars in thousands) 2020 2021 Operating activities Net income $104,200 $209,696 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 2,982 3,744 Change in deferred income taxes 13,382 19,941 Change in payable to related parties pursuant to tax receivable agreement (73) (6,202) Equity-based compensation 5,310 5,706 Equity in income of investees (10,938) (60,181) Gain on sale of investment (6,229) (11,936) Fair value adjustment of other investments — (47,774) Proceeds received from investments 704 38,945 Non-cash lease expense 4,352 7,210 Other (105) 43 Changes in operating assets and liabilities 31,967 (5,868) Consolidated variable interest entities related 2,239 (812) Net cash provided by operating activities $147,791 $152,512 Investing activities Purchase of furniture, fixtures and equipment (8,558) (7,788) Purchase of other investments (500) (18,798) Cash paid for acquisition of business — (10,096) Cash paid for purchase of intangible assets (1,000) — Proceeds from sale of investment valued under the measurement alternative — 12,623 Distribution from investment valued under the measurement alternative — 12,739 Distributions received from investments 19,764 12,088 Contributions to investments (57,119) (56,432) Net cash used in investing activities $(47,413) $(55,664) Financing activities Proceeds from offerings 354,629 73,833 Purchase of membership interests (354,629) (73,833) Repayments of debt (937) (1,382) Repayment of revolver — (15,000) Repurchase of Class B common stock (4) (1) Repurchase of Class A shares for employee tax withholding (36) (605) Proceeds received from issuance of shares under Employee Share Purchase Plan 1,077 1,382 Payments to related parties, pursuant to tax receivable agreement (36) (15,584) Dividends paid (28,902) (36,714) Other — (75) Members' distributions paid (26,522) (37,469) Consolidated variable interest entities related (2,421) 563 Net cash used in financing activities $(57,781) $(104,885) Effect of exchange rate changes on cash and cash equivalents 130 — Increase (decrease) in cash, cash equivalents, and restricted cash 42,727 (8,037) Cash, cash equivalents, and restricted cash at beginning of the period 53,210 90,377 Cash, cash equivalents, and restricted cash at end of the period $95,937 $82,340

Non-GAAP Reconciliation

Reconciliation from Net Income

(Dollars in thousands except share and per share amounts)

	Year Ended March 31, 2016	Year Ended March 31, 2021	Three Months Ended December 31, 2020	Three Months Ended December 31, 2021	Nine Months Ended December 31, 2020	Nine Months Ended December 31, 2021
Net income attributable to Hamilton Lane Incorporated	**$0**	**$98,022**	**$33,203**	**$51,849**	**$58,263**	**$132,161**
(Loss) income attributable to non-controlling interests in general partnerships	(1,255)	(250)	(68)	(119)	(346)	167
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	57,107	69,720	21,497	26,181	46,283	76,849
Income attributable to non-controlling interests in Hamilton Lane Alliance Holdings I, Inc.	–	1,293	–	2,285	–	519
Incentive fees	(23,167)	(52,191)	(9,304)	(11,868)	(29,845)	(37,366)
Incentive fee related compensation[1]	31,714	24,438	4,408	5,609	13,828	17,685
SPAC related compensation	–	1,686	–	–	–	–
SPAC related general, administrative and other expenses	–	378	–	309	–	868
Non-operating income related compensation	–	–	–	1,790	–	1,790
Interest income	(194)	(1,676)	(658)	(26)	(775)	(488)
Interest expense	12,641	2,503	468	1,161	1,448	3,492
Income tax expense	869	24,417	6,429	11,519	20,522	37,515
Equity in income of investees	(1,518)	(30,266)	(11,923)	(12,626)	(8,699)	(60,351)
Non-operating income	(5,816)	(8,035)	(6,229)	(39,178)	(6,830)	(66,567)
Fee Related Earnings	**$70,381**	**$130,039**	**$37,823**	**$36,886**	**$93,849**	**$106,274**
Depreciation and amortization	2,027	4,134	1,005	1,292	2,982	3,744
Equity-based compensation	3,730	7,079	1,759	1,711	5,310	5,706
Incentive fees	23,167	52,191	9,304	11,868	29,845	37,366
Incentive fees attributable to non-controlling interests	–	(756)	(25)	(59)	(735)	(134)
Incentive fee related compensation[1]	(31,714)	(24,438)	(4,408)	(5,609)	(13,828)	(17,685)
SPAC related compensation	–	(1,686)	–	–	–	–
Non-operating income related compensation	–	–	–	(1,790)	–	(1,790)
Interest income	194	1,676	658	26	775	488
Adjusted EBITDA	**$ 67,785**	**$ 168,239**	**$ 46,116**	**$ 44,325**	**$ 118,198**	**$ 133,969**
Non-GAAP earnings per share reconciliation						
Net income attributable to Hamilton Lane Incorporated			**$33,203**	**$51,849**	**$58,263**	**$132,161**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.			21,497	26,181	46,283	76,849
Income tax expense			6,429	11,519	20,522	37,515
Adjusted pre-tax net income			**61,129**	**89,549**	**125,068**	**246,525**
Adjusted income taxes[2]			(14,488)	(21,312)	(29,641)	(58,673)
Adjusted net income			**$46,641**	**$68,237**	**$95,427**	**$187,852**
Weighted-average shares of Class A common stock outstanding - diluted			34,751,392	53,744,144	32,807,948	53,707,401
Exchange of Class B and Class C units in HLA[3]			18,912,099	–	20,812,989	–
Adjusted shares outstanding			**53,663,491**	**53,744,144**	**53,620,937**	**53,707,401**
Non-GAAP earnings per share			**$0.87**	**$1.27**	**$1.78**	**$3.50**

1 Incentive fee related compensation includes incentive fee compensation expense and bonus related to carried interest that is classified as base compensation.
2 Represents corporate income taxes at our estimated statutory tax rate of 23.8% and 23.7% for the three and nine month periods ended December 31, 2021 and 2020, respectively, applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%. The 23.7% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.7%.
3 Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane | Global Leader in the Private Markets

21

22Hamilton Lane l Global Leader in the Private Markets Terms Adjusted EBITDA is an internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. Fee Related Earnings ("FRE") is used to highlight earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Non-GAAP earnings per share measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP earnings per share is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate and excludes any impact of changes in carrying amount of our redeemable non-controlling interest. We believe adjusted net income and non-GAAP earnings per share are useful to investors because they enable them to better evaluate total and per-share operating performance across reporting periods. Our assets under management ("AUM"), as presented in these materials, comprise the assets associated with our customized separate accounts and specialized funds. AUM does not include the assets associated with our distribution management services. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value of our clients' and funds' underlying investments; (2) the unfunded commitments to our clients' and funds' underlying investments; and (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement ("AUA") comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management (Fee-earning "AUM" or "FEAUM") is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital and net asset value of our customized separate accounts and specialized funds depending on the fee terms. Substantially all of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated (or "HLI"), a Delaware corporation, was formed for the purpose of completing an initial public offering ("IPO") and related transactions in order to carry on the business of Hamilton Lane Advisors, L.L.C. ("HLA") as a publicly-traded entity. As of the closing of our IPO on March 6, 2017, HLI became the sole managing member of HLA.

23Hamilton Lane l Global Leader in the Private Markets Disclosures Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will", "expect", "believe", "estimate", "continue", "anticipate", "intend", "plan", and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with pursuing new lines of business or entering into strategic partnerships; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks we face, you should refer to the "Risk Factors" detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as amended, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Values appearing in this presentation that are whole numbers are rounded approximations. As of February 1, 2022